As filed with the Securities and Exchange Commission on August 25, 2004
                                           Registration No. 333------

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                               FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                           A.P. Pharma, Inc.
                           -----------------
          (Exact Name of Registrant as Specified in Its Charter)

Delaware                                                   94-2875566
-------------------------------                   -------------------
(State or Other Jurisdiction of                      (I.R.S. Employer
 Incorporation or Organization)                   Identification No.)

            123 Saginaw Drive, Redwood City, California 94063
            -------------------------------------------------
                (Address of Principal Executive Offices)

                     2002 Equity Incentive Plan and
                     ------------------------------
                   1997 Employee Stock Purchase Plan
                   ---------------------------------
                       (Full Title of the Plan)

                          Michael O'Connell
                 President and Chief Executive Officer
                          A.P. Pharma, Inc.
                          123 Saginaw Drive
                  Redwood City, California 94063
                  ------------------------------
             (Name and Address of Agent for Service)

                          (650) 366-2626
                          --------------
   (Telephone Number, Including Area Code, of Agent for Service)

                            Copy to:
                      Richard A. Peers, Esq.
                 Heller Ehrman White & McAuliffe
                         2775 Sand Hill Road
                Menlo Park, California 94025-7019
                         (650) 324-7000

               CALCULATION OF REGISTRATION FEE
=====================================================================
                            Proposed      Proposed
Title of                    Maximum       Maximum
Securities    Amount        Offering      Aggregate     Amount of
to be         to be         Price per     Offering      Registration
Registered    Registered    Share (1)     Price         Fee
---------------------------------------------------------------------
Common
Stock, par
value $0.01   500,000       $1.25         $625,000      $79.19
=====================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on August 20, 2004.



                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

		The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the
Registrant are incorporated by reference in this Registration
Statement:

		(a)	The Registrant's Annual Report on Form 10-K for the
fiscal year ended December 31, 2003;

		(b)	The Registrant's Quarterly Report on Form 10-Q for
the fiscal quarters ended March 31, 2004 and June 30, 2004;

		(c)	The description of the Registrant's Common Stock
contained in the registration statement on Form 8-A filed with the Commission on August 7, 1987 pursuant to Section 12 of the
Exchange Act of 1934, as amended (the "Exchange Act"); and

		(d)	All documents subsequently filed by the Registrant
pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange
Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 5.   Interests of Named Experts and Counsel

	Heller Ehrman White & McAuliffe, LLP, counsel to the Company, has rendered an opinion with respect to the legality of the Common Stock issuable under the 2002 Equity Incentive Plan and the 1997 Employee Stock Purchase Plan. Julian N. Stern, the sole shareholder of a professional corporation that is a partner of Heller Ehrman White & McAuliffe, is the Secretary of the Company.
Mr. Stern owns 170,335 shares of the Company's Common Stock.

Item 6.	Indemnification of Directors and Officers

	The Registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to Section
145 of the General Corporation Law of the State of Delaware.
Section B of Article VI of the Registrant's Certificate of
Incorporation provides:

		"(1)	Right to Indemnification.  Each person who was or is
made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators;
provided, however, that, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General
Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.
The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

		(2)	Non-Exclusivity of Rights.  The right to indemnification
and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provisions of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

		(3)	Insurance.  The Corporation may maintain insurance, at
its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware General
Corporation Law."

		Registrant maintains directors' and officers' liability insurance in the amount of $7,000,000 which covers civil liabilities. Such insurance helps the Registrant to attract qualified officers and directors, by providing a means for the Company to pay the costs and expenses involved in the event civil litigation is brought against of one of the Registrant's officers or directors.

Item 8.	Exhibits

5		Opinion of Heller Ehrman White & McAuliffe LLP

23.1		Consent of Ernst & Young LLP, Independent Auditors

23.2		Consent of Heller Ehrman White & McAuliffe LLP
		(filed as part of Exhibit 5)

24.1		Power of Attorney (see page II-4)

99.1		2002 Equity Incentive Plan

99.2		1997 Employee Stock Purchase Plan

Item 9.	Undertakings

	A.	The undersigned Registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales
are being made, a post-effective amendment to this Registration
Statement;

			(i)	To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the
"Securities Act");

			(ii)	To reflect in the prospectus any facts or
events arising after the effective date of the Registration
Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

			(iii)	To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

		(2)	That, for the purpose of determining any liability
under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	B.	The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section
13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	C.	Insofar as indemnification for liabilities arising under
the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                            SIGNATURES
                            ----------

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 25th day of August, 2004.


                                A.P. PHARMA, INC.

                                By: /s/  Michael O'Connell
                                    ----------------------
                                    Michael O'Connell
                                    President and Chief Executive
                                    Officer

                        POWER OF ATTORNEY
                        -----------------

	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Michael O'Connell and Gordon Sangster, or either of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                             Date
------------------------------------------------------------------
/S/ Michael O'Connell      President and Chief     August 25, 2004
------------------------   Executive Officer       ---------------
Michael O'Connell          (Principal Executive
                           Officer)


/S/ Gordon Sangster        Chief Financial Officer August 25, 2004
------------------------   (Principal Financial    ---------------
Gordon Sangster            and Accounting Officer)


/S/ Paul Goddard           Chairman of the Board   August 25, 2004
------------------------   of Directors            ---------------
Paul Goddard


/S/ Stephen Drury          Director                August 25, 2004
------------------------                           ---------------
Stephen Drury


/S/ Peter Riepenhausen     Director                August 25, 2004
------------------------                           ---------------
Peter Riepenhausen


/S/ Toby Rosenblatt        Director                August 25, 2004
------------------------                           ---------------
Toby Rosenblatt


/S/ Gregory Turnbull       Director                August 25, 2004
------------------------                           ---------------
Gregory Turnbull


/S/ Dennis Winger          Director                August 25, 2004
------------------------                           ---------------
Dennis Winger


/S/ Robert Zerbe           Director                August 25, 2004
------------------------                           ---------------
Robert Zerbe





                         INDEX TO EXHIBITS
                         -----------------

                                                   Sequentially
Item No.    Description of Item                   Numbered Page
--------    -------------------                   -------------

5           Opinion of Heller Ehrman White
             & McAuliffe LLP

23.1        Consent of Ernst & Young LLP, Independent Auditors

23.2        Consent of Heller Ehrman White
             & McAuliffe LLP
            (filed as part of Exhibit 5)

24.1        Power of Attorney (see page II-4)

99.1        2002 Equity Incentive Plan

99.2        1997 Employee Stock Purchase Plan




(continued from previous page)

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